CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our reports dated March 29, 1996 and March 5, 1997, incorporated by reference in this Registration Statement (Form N-1A No. 33-25941) of Dreyfus Treasury Prime Cash Management.




                                            ERNST & YOUNG LLP


New York, New York
March 20, 1997